Exhibit 10.1

AMENDMENT

This Amendment (this “Amendment”), dated as of December 16, 2014, is made by and between Eminence Capital, LP, as successor to Eminence Capital, LLC, on behalf of itself and certain of its affiliates listed on Exhibit A hereto (collectively, “Eminence”), on the one hand, and The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), and Jos. A. Bank Clothiers, Inc., as successor to Java Corp. (together with the Company, “MW”), on the other hand, and amends the Agreement, dated as of February 24, 2014, between Eminence, the Company and Java Corp. (the “Agreement”).  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Agreement.

W I T N E S S E T H:

WHEREAS, Eminence beneficially owns approximately 9.6% of the outstanding shares of common stock, $0.01 par value per share (“MW Shares”), of the Company; and

WHEREAS, pursuant to the Agreement, during the Standstill Period, Eminence has agreed not to, among other things, as a result of acquiring beneficial ownership of any Voting Securities of the Company, become a beneficial owner of any Voting Securities of the Company which, together with all other Voting Securities of Eminence and its Affiliates are beneficial owners, would be deemed under Regulation 13D-G promulgated under the Exchange Act to constitute beneficial ownership of MW Shares in excess of 10% of the issued and outstanding MW Shares, subject to certain exceptions; and

WHEREAS, Eminence may desire to acquire beneficially ownership of additional issued and outstanding MW Shares;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Agreement and herein, the parties hereto agree as follows:

1.                                      Amendment to Section 2(d).  Section 2(d) of the Agreement is hereby amended to replace “10%” each place it appears with “12%”.

2.                                      Miscellaneous.

(a)                                 This Agreement may be executed in any number of separate counterparts, including by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(b)                                 Except as specifically modified by this Amendment, the Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of the Agreement.  Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement, and each reference in any other document to “the Agreement”, “thereunder”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as modified hereby.

(c)                               This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be duly executed as of the day and year first written above.

THE MEN’S WEARHOUSE, INC.

By:	/s/ JON W. KIMMINS
	Name:	Jon W. Kimmins
	Title:	EVP - CFO

JOS. A. BANK CLOTHIERS, INC.

By:	/s/ JON W. KIMMINS
	Name:	Jon W. Kimmins
	Title:	EVP - CFO

EMINENCE CAPITAL, LP, on behalf of itself and the entities listed on Exhibit A hereto

By:	/s/ RICKY SANDLER
	Name:	Ricky Sandler
	Title:	Chief Executive Officer
Chief Investment Officer

EXHIBIT A

Eminence Partners, L.P.

Eminence Partners II, L.P.

Eminence Partners Leveraged, L.P.

Eminence Eaglewood Master, L.P.

Eminence Partners Long, L.P.

Eminence Fund Master, Ltd.

Eminence Fund Leveraged Master, Ltd.

Eminence Fund Long, Ltd.